Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 13, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in A.C. Moore Arts & Crafts, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania July 24, 2009

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